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                                                                    EXHIBIT 5.1

               [MILBERG WEISS BERSHAD & SCHULMAN LLP LETTERHEAD]

Arnold N. Bressler
abressler@milbergweiss.com




                                  July 30, 2004


To the Subscribers Listed on Exhibit A
Attached Hereto


         Re:  Conolog Corporation

Ladies and Gentlemen:

         We are counsel to Conolog Corporation ("Conolog"). This opinion is delivered to you pursuant to Section 6 of the Subscription Agreement dated the date hereof pursuant to which Stonestreet Limited Partnership, Whalehaven Fund Limited, and Greenwich Growth Fund Limited are purchasing an aggregate of 459,000 shares of the Common Stock of Conolog (the "Subscription Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Subscription Agreement.

         We have examined originals or copies certified or otherwise identified to our satisfaction of all such records, agreements and other instruments of Conolog and Nologoc Corporation ("Nologoc") as well as certificates of public officials and other documents which we have deemed necessary as a basis of the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as certified, conformed or photocopies. As used herein, the expression "to the best of our knowledge" is limited to our actual knowledge based upon discussions with the Conolog and/or Nologoc's respective officers as the case may be.

         You have not asked us to pass upon the Subscribers' power and authority to enter into the Subscription Agreement or to effect the transactions contemplated thereby and, for the purposes of this opinion, we are assuming, without investigation, that (i) the Subscribers have all of the requisite power and authority and has taken all necessary actions to enter into the Subscription Agreement and to effect the transactions contemplated thereby and (ii) the Subscription Agreement (and all ancillary agreements, documents and instruments relating thereto) have been duly executed and delivered by, and are valid and binding on and enforceable against, all parties thereto other than Conolog. We are also assuming the accuracy of the representations and warranties of each of the Subscribers contained in the Subscription Agreement.

         On the basis of the foregoing, we are of the opinion that:




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To the Subscribers Listed on Exhibit A
July 27, 2004
Page 2


         1. Conolog is a corporation validly existing and in good standing under the laws of the State of Delaware. Nologoc is an active corporation under the laws of the state of New Jersey. Conolog has all requisite corporate power and authority to own, operate and lease property and to carry on business as it is now being conducted.

         2. Conolog has the requisite corporate power and authority to execute, deliver and perform its obligations under the Subscription Agreement. All required corporate action on the part of Conolog and its officers and directors has been taken for: (i) the authorization of the Subscription Agreement and the performance of all obligations of Conolog thereunder at the Closing and (ii) the authorization, sale, issuance and delivery of the Shares and the Warranties pursuant to the Subscription Agreement. The Shares, when issued pursuant to and in accordance with the terms of the Subscription Agreement upon delivery shall be validly issued and outstanding, fully paid and non-assessable. The issuance and sale of the Warrants and the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when such Warrant shares have been duly delivered against payment therefore such Warrant Shares will be validly issued fully paid and non-assessable.

         3. The execution, delivery and performance of the Subscription Agreement by Conolog and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

            (a) violate the provisions of the Certificate of Incorporation or bylaws of Conolog; or

            (b) to the best of our knowledge, violate any judgment, decree, order or award of any court binding upon Conolog.

         4. The Subscription Agreement will constitute valid and legally binding obligations of Conolog, and are enforceable against Conolog in accordance with its terms, except as limited by:

            (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

            (b) general principles of equity that restrict the availability of equitable or legal remedies.

         5. To the best of our knowledge, the sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         6. To the best of our knowledge, neither the Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to preemptive rights of any stockholder of Conolog.




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To the Subscribers Listed on Exhibit A
July 27, 2004
Page 3


         7. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or, to our knowledge, currently threatened against Conolog that prevents the right of Conolog to enter into the Subscription Agreement or to consummate the transactions contemplated thereby.

         8. To the best of our knowledge, Conolog is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         9. In connection with the sale of the Shares pursuant to the Subscription Agreement, we have been asked to pass upon whether the offer, sale and issuance of the securities on the Closing Date will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In reaching our conclusion we have researched those laws, rules, regulations and legal principles we believe necessary to express the conclusions rendered herein. We have also examined those facts and circumstances we believe relevant. One such legal principle that we have examined is the integration doctrine. Integration is the legal principle pursuant to which two or more offerings are combined, often resulting in the loss of an exemption for one or more of the offerings. The Securities and Exchange Commission (the "SEC") has adopted a five factor test to determine whether separate offerings should be integrated as a single offering. See Securities Act Release No. 4552 (Nov. 6,
1962).

         The five factors are as follows:

            (a) Are the offerings part of a single plan of financing?

            (b) Are the offerings made for the same general purpose?

            (c) Do the offerings involve the same class of securities?

            (d) Are the offerings made at or about the same time?

            (e) Is the same type of consideration received?

         The SEC has adopted a safe harbor for Regulation D offerings separated by more than six months. See Rule 502(a) of the Rules promulgated pursuant to the Securities Act. Conolog only completed one securities offering in the last six months. Pursuant to a Securities Purchase Agreement dated April 26, 2004, Conolog sold, in a private placement, a Convertible Term Note in the aggregate principal amount of $1,200,000 (the "Note") to Laurus Master Fund Ltd. ("Laurus") and granted Laurus a Warrant to purchase 270,000 shares of Conolog's common stock (the "Laurus Private Placement"). The Note is convertible into approximately 1,232,076 shares of Conolog's common stock. Pursuant to the Laurus Private Placement, Conolog filed a Registration Statement on Form SB-2 with the SEC to register for sale by the selling stockholder 1,497,076 shares of Conolog's common stock of which (i) approximately 1,132,076 are issuable upon conversion of the Note, (ii) 270,000 are issuable upon exercise of the Warrant and (iii)




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To the Subscribers Listed on Exhibit A
July 27, 2004
Page 4





95,000 shares may be issued to pay interest due on the Note. This registration statement was declared effective on July 15, 2004.

         With respect to the first factor set forth above, the Laurus Private Placement and the transaction with the Subscribers should not be considered part of a single plan of financing because Conolog considered the Laurus Private Placement to be an isolated transaction and at the time did not intend to raise additional capital. Conolog determined to sell shares of its common stock to the Subscribers only after it was informed by the Nasdaq Stock Market ("Nasdaq") that its shareholders' equity was below Nasdaq's requirements. See Barrett v. Triangle Mining Corp., Lexis 16883 (S.D.N.Y. 1976) (where the court did not integrate two offerings where the second offering was required by "totally unforeseen operating difficulties.")

         Furthermore, the purpose of the Laurus Private Placement is different than the purpose of the transaction with the Subscribers. The primary purpose of the Laurus Private Placement was to raise money for working capital and the primary purpose for entering into the transaction with the Subscribers is to increase Conolog's stockholders' equity so that it can meet Nasdaq's listing requirements. See Pacific Physician Services, Securities and Exchange Commission No-Action Letter (August 20, 1985) (where the SEC found that an offering to employees was done to motivate them, while another offering was to raise capital and or an acquisition.)

         For purposes of integration, the SEC would probably consider the convertible Note and the Warrant to be the same class of security as the common stock being sold to the Subscribers, because the Note and the Warrant are convertible into shares of Conolog's common stock.

         Although the Laurus offering was completed less than six months ago, it would seem that enough time has passed to demonstrate that the transaction with the Subscribers was not contemplated at that time and should not be considered part of one offering.

         Cash was the consideration in the Laurus transaction and will be the consideration in the transaction with the Subscribers.

         With regard to the Laurus registration statement, it could be argued that the sales by the selling stockholder pursuant to the registration statement should not be integrated with the sale by Conolog to the Subscribers because the shares have been registered for sales by the selling stockholder and not by Conolog. See Pacific Resources Inc., SEC No-Action Letter (August 13, 1976) (where the SEC staff did not integrate a registered secondary offering with a private sale by the issuer to a large investor, noting that one offering was by the issuer and the other by its stockholders.) Furthermore, using the five factor test also supports the conclusion that the sale to the Subscribers should not be integrated with the sales by the selling stockholder.

         The selling stockholder registration statement and the transaction with the Subscribers is not part of the same plan of financing, as the latter was not contemplated at the time the registration statement was filed for the reasons set forth above.




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To the Subscribers Listed on Exhibit A
July 27, 2004
Page 5




         The purpose of the selling stockholder registration statement was different than the purpose of the transaction with the Subscribers. The purpose of the Laurus registration statement was to allow the selling stockholder to sell its shares of Conolog's common stock. The purpose of such sales will solely benefit the selling stockholder. The purpose of the transaction with the Subscribers is to enable Conolog to increase its stockholders' equity so it can meet Nasdaq's listing requirements.

         Common stock is involved in both the Laurus transaction and the transaction with the Subscribers.

         As the selling stockholder may sell its shares of the Conolog's common stock at any time so long as the registration statement is effective, consequently, the sales made by the selling stockholder may or may not occur at or about the same time as Conolog's sale of its common stock to the Subscribers.

         Although cash is the consideration in each transaction, as noted above, Conolog will not receive any consideration from the sale of the Conolog's common stock by the selling stockholder.

         Therefore, although the matter is not free from doubt, it is our opinion that in a properly argued case in which all the facts and circumstances are considered, the sale of the shares to the Subscribers should not be integrated with Conolog's transaction with Laurus or with the public sale by Laurus of its shares of common stock pursuant to the Registration Statement and that the offer, sale and issuance of the securities on the closing date will be exempt from the registration requirements of the Securities Act of 1933, as amended.

         We note that we are members of the bar of the State of New York and our opinion is limited to matters governed by the federal laws of the United States and the laws of the State of New York.

         This letter is intended solely for your benefit and is not to be quoted or used in any way without the prior written consent of this firm.


                                        Very truly yours,

                                        MILBERG WEISS BERSHAD &
                                        SCHULMAN LLP


                                        By:   /s/ Arnold N. Bressler
                                              ----------------------------------
                                              Arnold N. Bressler
                                              A Member of the Firm

ANB:rb


cc:      Conolog Corporation
         Nologoc Corporation




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                                                                       EXHIBIT A



STONESTREET LIMITED PARTNERSHIP
c/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H 4A6, Canada

WHALEHAVEN FUND LIMITED
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08

WHALEHAVEN CAPITAL
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08

GREENWICH GROWTH FUND LIMITED
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08